UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 18, 2006
                                                           ------------

                    FIRST FEDERAL BANC OF THE SOUTHWEST, INC.
                    -----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                         000-51243              85-0453611
-----------------------------      ----------------------      --------------
(State or Other Jurisdiction)     (Commission File Number)    (I.R.S. Employer
  of Incorporation)                                          Identification No.)


300 North Pennsylvania Avenue, Roswell, New Mexico                  88201
--------------------------------------------------                  -----
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (505) 622-6201
                                                     --------------

                                 Not Applicable
                                ---------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2006, First Federal Banc of the Southwest, Inc. (the "Company"), entered in to an employment agreement (the "Agreement") with Aubrey L. Dunn, Jr., President, Chief Executive Officer and director of the Company and First Federal Bank, the wholly-owned subsidiary of the Company. The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Agreement provides for a 20-month term and a yearly salary of not less than $241,500. The Agreement also provides for certain other benefits including, but not limited to, participation in retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock option and restricted stock plans, health-and-accident plans and medical coverage. In the event that Mr. Dunn is terminated without cause, he will be entitled to receive a lump sum payment equal to $500,000 plus a continuation of benefits for a period of 20 months following the date of termination.


Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired: None

(b)  Pro Forma Financial Information: None

(c)  Shell company transactions: None

(d)  Exhibits:

     Exhibit 10.1: Employment Agreement of Aubrey L. Dunn, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             FIRST FEDERAL BANC OF THE SOUTHWEST, INC.


Date:  May 19, 2006      By:/s/ George A. Rosenbaum, Jr.
                            ---------------------------------------------
                            George A. Rosenbaum, Jr.
                            Executive Vice President and Chief Financial Officer (Duly Authorized Representative)